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                                                                      EXHIBIT 99
                       ABERCROMBIE & FITCH ANNOUNCES
                     RESIGNATION OF CHIEF FINANCIAL OFFICER




NEW ALBANY, Ohio / July 22, 2003 - Abercrombie & Fitch (NYSE: ANF) today announced that Wesley McDonald resigned as the Company's Chief Financial Officer to become Chief Financial Officer of Kohl's Corporation.

The Company has initiated a search for a successor to Mr. McDonald. In the interim, Seth Johnson, the Company's Chief Operating Officer will assume Mr. McDonald's responsibilities. Prior to becoming Chief Operating Officer, Mr. Johnson served as the Company's Chief Financial Officer for 8 years.

"We appreciate the contributions that Wes has made to A&F and we wish him well at Kohl's," said Michael Jeffries, Chairman and Chief Executive Officer of Abercrombie & Fitch.

Abercrombie & Fitch operated a total of 615 stores at the end of June, including 166 abercrombie stores and 104 Hollister Co. stores. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com and publishes the A&F Quarterly.



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For further information, call:      Thomas D. Lennox
                                    Director, Investor Relations and Corporate
                                    Communications
                                    (614) 283-6751



SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Release, the Company's Form 10-K or made by management of the Company involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company's financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: change in consumer spending patterns, consumer preferences and overall economic conditions, the impact of competition and pricing, changes in weather patterns, political stability, currency and exchange risks and changes in existing or potential duties, tariffs or quotas, postal rate increases and charges, paper and printing costs, availability of suitable store locations at appropriate terms, ability to develop new merchandise and ability to hire and train associates.